Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2021 (April 28, 2021, as to the subsequent events described in Note 22) relating to the financial statements of DFC Holdings, LLC, appearing in the Registration Statement No. 333-257621 on Form F-1. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
December 10, 2021